EXHIBIT 4.14

STRATA SKIN SCEINCES, INC.
INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT ("Agreement") is made as of __________, 20__ by and between STRATA Skin Sciences, Inc., a Delaware corporation (the "Company"), and ___________("Optionee").

R E C I T A L

The Board of Directors of the Company (the "Board of Directors") has authorized the granting to Optionee of an incentive stock option to purchase the number of shares of Common Stock of the Company specified in Paragraph 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated.

A G R E E M E N T

NOW, THEREFORE, in consideration of the premises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

1.            Grant of Option.  The Company hereby grants to Optionee, subject to all the terms and provisions of the STRATA Skin Sciences, Inc. 2013 Stock Incentive Plan, as such Plan may be hereinafter amended, a copy of which is attached hereto and incorporated herein by this reference (the "Plan"), the right, privilege and option ("Option") to purchase __________ shares of its common stock ("Stock") at $________ per share, in the manner and subject to the conditions provided hereinafter and in the Plan and any amendments thereto and any rules and regulations thereunder.

2.            Term.  This Option shall expire _____ (__) years from the date first written above.

3.            Shares Subject to Exercise.  The Options shall be exercisable as follows:

(a)            __________ on __________, 20__;
(b)            __________ on __________, 20__;
(c)            __________ on __________, 20__; and
(d)            __________ on __________, 20__.

Notwithstanding anything in this Agreement to the contrary, unless this Option shall expire by its term in accordance with Section 2 hereof: (i) if Optionee shall be an officer, director or other employee of THE COMPANY (as such term is defined in the Plan), this Option shall terminate 90 days following the date of Optionee's retirement, pursuant to Section 7(b) of the Plan; and (ii) in any event, this Option shall terminate 90 days following the date of any Other Termination, pursuant to Section 7(c) of the Plan, or shall terminate within six months upon death or disability of the Optionee, pursuant to Section 7 (b) of the Plan.

4.            Method and Time of Exercise.  The Option may be exercised by written notice delivered to the Company stating the number of shares with respect to which the Option is being exercised, together with a check made payable to the Company in the amount of the purchase price of such shares plus the amount of applicable federal, state and local withholding taxes, together with a duly completed and signed Election to Purchase substantially in the form attached to this Option, and a duly completed and signed Form of Stockholders Certificate provided for in Section 8 hereof and substantially in the form attached to this Option, if required by such Section 8.  No fewer than 100 shares may be purchased at any one time unless the number purchased is the total number purchasable under such Option at the time.  Only whole shares may be purchased.

5.            Tax Withholding.  As a condition to exercise of this Option, the Company may require the Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option.  At the discretion of the Company and upon the request of the Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Common Stock otherwise issuable to the Optionee upon the exercise of this Option.

6.            Nontransferability.  This Option may not be assigned or transferred except, if applicable, by will or by the laws of descent and distribution, and may be exercised only by Optionee during Optionee's lifetime and after Optionee's death, by Optionee's representative or by the person entitled thereto under Optionee's will or the laws of intestate succession, provided, however, that, Optionee, with the approval of the Plan Committee, may transfer this Option, for no consideration, to or for the benefit of Optionee's Immediate Family (including, without limitation, to a trust for the benefit of members of Optionee's Immediate Family or to a partnership or limited liability company for one or more members of Optionee's Immediate Family), subject to such limits as the Plan Committee may establish, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to such transfer.  The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Plan Committee, shall also apply to the right to transfer ancillary rights associated with the Option.  The term "Immediate Family" shall mean Optionee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and for this purpose, shall also include Optionee).  In no event shall any purported transfer be effective until such time that the Optionee shall deliver to the Company a duly completed and signed written Assignment, substantially in the form attached to this Option.  The Company shall have no obligation whatever to give notice to any transferee of any matter, including without limitation early termination of any Option in accordance with Section 3 hereof or otherwise in accordance with the Plan.

7.            Optionee Not a Shareholder.  Optionee shall have no rights as a shareholder with respect to the Common Stock of the Company covered by the Option until the date of issuance of a stock certificate or stock certificates to him upon exercise of the Option.  No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

8.            Restrictions on Sale of Shares.  Optionee represents and agrees that, upon Optionee's exercise of the Option in whole or part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the shares issued to him, he will acquire the shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon each exercise thereof Optionee will furnish to the Company a duly completed and signed written statement to such effect, satisfactory to the Company in the form and substance of the Stockholders Certificate attached to this Option.  Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state or federal securities law.  Any person or persons entitled to exercise this Option under the provisions of Section 5 hereof shall, upon each exercise of the Option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in the form and substance of the Election to Purchase.

9.            Notices.  All notices to the Company shall be addressed to the Company at the principal office of the Company, and all notices to Optionee shall be addressed to Optionee at the address, email address, and/or telecopier number of Optionee on file with the Company, or to such other address, email address, and/or telecopier number as either may designate to the other in writing.  A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service and followed by telecopier to the addressee.  In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Company (as the case may be).

10.            Adjustments.  If there is any change in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to Section 2 hereof), then the number and kind of shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Board of Directors; provided, however, that in no event shall any such adjustment result in the Company's being required to sell or issue any fractional shares.  Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the price of each Share or other unit of security covered by this Option.

11.            Cessation of Corporate Existence.  Notwithstanding any other provision of this Option, upon the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than 50% of the then outstanding stock of the Company to another corporation or other entity, the Option granted hereunder shall terminate; provided, however, that: (i) each Option for which no option has been tendered by the surviving corporation in accordance with all of the terms of provision (ii) immediately below shall, within five days before the effective date of such dissolution or liquidation, merger or consolidation or sale of assets in which the Company is not the surviving corporation or sale of stock, become fully exercisable; or (ii) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated to, tender to any Optionee, an option to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of this Option.

12.  Invalid Provisions.  In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

13.            Binding Effect.  This Agreement shall be binding upon and inure to the benefit of Optionee, his heirs and successors, and of the Corporation, its successors and assigns.

14.            Descriptive Headings.  Titles to Sections are solely for information purposes.

15.            Application of Plan.  The Corporation has delivered and the Optionee hereby acknowledges receipt of a copy of the Plan.  The parties agree and acknowledge that the Option granted hereunder is granted pursuant to the Plan and subject to the terms and provisions thereof, and the rights of the Optionee are subject to modifications and termination (including, without limitation, the provisions of Sections 7, 9 and 10 of the Plan) in certain events as provided in the Plan.  All capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Plan.

16.  Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

17. Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

("Company")

STRATA SKIN SCEINCES, INC.

By:_________________________________________

("Optionee")

____________________________________________
NAME

Address of Optionee:

_____________________________

_____________________________

_____________________________

Social Security Number
or Employer Identification
Number of Optionee:

_____________________________

ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise ____________________ of the Options represented by this Option Agreement and to purchase the Common Shares issuable upon the exercise of the Options, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:
_____________________________________________________________
(Name)

_____________________________________________________________
(Address, Including Zip Code)

_____________________________________________________________
(Social Security or Tax Identification Number)

DELIVER TO:
_____________________________________________________________

(Name)

at            _______________________________________________________
(Address, Including Zip Code)

If the number of Options hereby exercised is less than all the Options represented by this Option Agreement, the undersigned requests that a new Option Agreement representing the number of full Options not exercised be issued and delivered as set forth above or otherwise as the undersigned shall direct in writing.

In full payment of the purchase price with respect to the Options exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_______________ by check, bank cashier's check or money order payable in United States currency to the order of the Company, or by cashless exercise, if permissible under the terms and conditions of the Option Agreement, in the manner set forth in the written statement attached hereto.

Dated:  ____________________, ______

____________________________________
Signature

(Signature must conform in all respects to name of holder as specified in the Option Agreement)

PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER OF HOLDER

________________________________________

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Option Agreement, with respect to the number of Options set forth below:

Name of Assignee	Social Security No. or Tax I.D.	Address	No. of Options

and does hereby irrevocably constitute and appoint __________________________________ Attorney, to make such transfer on the books of STRATA Skin Sceinces, Inc., a Delaware corporation (the "Company"), maintained for that purpose, with full power of substitution in the premises.

The undersigned hereby represents and warrants to the Company that the Assignee is a member of the undersigned's "Immediate Family," as such term is defined in Section 6 of the Option Agreement.

Dated:  ____________________, ______

_________________________________________
Signature

(Signature must conform in all respects to name of Optionee as specified in the Option Agreement)

FORM OF STOCKHOLDER'S CERTIFICATE

The undersigned (the "Purchaser") is exercising the options (the "Options") tendered with this certificate, and in connection with such exercise, hereby certifies to STRATA Skin Sciences, Inc. a Delaware corporation (the "Company") that the Purchaser understands and agrees that:

1.            The shares of common stock of the Company (the "Common Shares") deliverable upon exercise of the Options are not registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the offering and sale of the Common Shares is intended to be exempt from registration under the Securities Act;

2.            The Common Shares to be acquired by the Purchaser pursuant to exercise of the Options are being acquired for the Purchaser's own account and without a view to the distribution of such Common Shares or any interest therein; provided that (i) this representation shall not prejudice the Purchaser's right at all times to sell or otherwise dispose of all or any part of the Common Shares so acquired by the Purchaser pursuant to a registration under the Securities Act or an exemption from such registration available under the Securities Act and (ii) the disposition of the Purchaser's property shall be at all times within its control;

3.            The Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Common Shares, and the Purchaser is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in the Common Shares;

4.            The Purchaser represents and agrees that the Options that the Company has made available to the Purchaser or its agents all documents and information relating to an investment in Common Shares requested by or on behalf of the Purchaser; and

5.            The Purchaser acknowledges that the offer and sale of the Common Shares has not been accomplished by the publication of any advertisement.

6.            All Common Shares issued on delivery of this certificate shall bear a legend, which the Company may affix on such certificate, in the sole judgment of the Company, in accordance with Section 8 of the Option Agreement.

In witness whereof, the Purchaser has caused this Certificate to be duly executed on this ____ day of ____________, ___________.

[Name of Purchaser]
By: ____________________________________
Name: ______________________________
Title: ______________________________